                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       GISH BIOMEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             GISH BIOMEDICAL, INC.
                               2681 KELVIN AVENUE
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 25, 1997

                            ------------------------

The Shareholders of

  GISH BIOMEDICAL, INC.

    Notice is hereby given that the 1997 Annual Meeting of Shareholders of Gish Biomedical, Inc., a California corporation (the "Company"), will be held at the offices of the Company, 2681 Kelvin Avenue, Irvine, California, 92614, at 2:00 P.M., Pacific Standard Time, on November 25, 1997 for the following purposes:

    (1) To elect six directors, the names of which are set forth in the accompanying proxy statement, to serve until the 1998 Annual Meeting.

    (2) Approval of the Gish Biomedical, Inc. 1997 Stock Incentive Plan.

    (3) To ratify the selection of Ernst & Young, LLP as auditors for the year ending June 30, 1998.

    (4) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

    Shareholders of record at the close of business on September 30, 1997, are the only shareholders entitled to vote at the Annual Shareholders Meeting.

                                          By Order of the Board of Directors

                                          Jeanne M. Miller
                                          SECRETARY

Irvine, California
October 10, 1997

                             GISH BIOMEDICAL, INC.
                            A CALIFORNIA CORPORATION
                               2681 KELVIN AVENUE
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 25, 1997
                                   2:00 P.M.

                            ------------------------

                    INFORMATION CONCERNING THE SOLICITATION

    This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting "Annual Meeting" of Gish Biomedical, Inc. (the "Company"), a California corporation, to be held November 25, 1997.

    The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

    The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record at the close of business on October 13, 1997.

    A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR proposals 1, 2 and 3.

    Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, broker non-votes are not counted as votes for or against a proposal but are included in the determination of the number of shares present and voting on the proposal.

                SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

    Shareholders' proposals intended to be presented at the 1998 Annual Meeting must be received by the Company no later than June 16, 1998, for inclusion in the Company's proxy statement and form of proxy for that meeting.

                         OUTSTANDING VOTING SECURITIES

    Only shareholders of record at the close of business on September 30, 1997, are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 3,430,145 shares of Common Stock. Each share has one vote on all matters other than, under certain conditions, the election of directors, (see "Cumulative Voting"). A simple majority of the total shares represented at the Annual Meeting is required to elect directors and ratify or approve the other item being voted on at this time.

                               CUMULATIVE VOTING

    California law and the bylaws of the Company provide that in elections of directors, if any shareholder makes a proper request to cumulate such shareholder's votes at a shareholder meeting prior to the vote for directors, all shareholders present in person or represented by proxy at the meeting will be entitled to cumulate their votes. Under cumulative voting, each shareholder or proxy is entitled to multiply the number of shares to be voted on behalf of that shareholder times the number of directors to be elected and distribute the number of votes produced by the formula among one or more candidates as the person voting the shares thinks fit.

    Discretionary authority to cumulate votes represented by the proxies requested hereby is solicited by the Company's Board of Directors because, in the event that nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees of the Board of Directors as possible.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

    Listed in the following table are the beneficial owners as of September 30, 1997, of more than five percent of the Company's outstanding Common Stock. In addition, this table includes the outstanding voting securities beneficially owned by the executive officers listed in the Summary Compensation Table who are not directors of the Company, and the number of shares owned by directors and executive officers as a group. Any voting securities beneficially owned by directors and director nominees are disclosed under Election of Directors below.

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNERSHIP(1)(2)        CLASS
----------------------------------------------------------------  ------------------  -------------
Dimensional Fund Advisors, Inc. ................................         227,100               7%
  1299 Ocean Avenue
  Santa Monica, CA 90104(3)

Heartland Advisors, Inc. .......................................         831,200              24%
  790 North Milwaukee Street
  Milwaukee, WI 53202(4)

Jack W. Brown ..................................................         522,436              14%
  2681 Kelvin Avenue
  Irvine, California 92614

Jeanne M. Miller ...............................................         181,200               5%
  2681 Kelvin Avenue
  Irvine, California 92614(5)

All officers and directors as a group, seven persons............         990,318              24%

------------------------

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes shares subject to outstanding stock options exercisable within 60 days of the record date as follows: Mr. Brown 346,550; Ms. Miller 142,500; and all officers and directors as a group 624,675.

(3) According to a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors has sole voting power with respect to 122,250 of these shares and sole dispositive power with respect to all of these shares.

(4) According to Heartland Advisors, Inc. they have sole voting power with respect to 745,700 shares and sole dispositive power with respect to all of these shares.

(5) Ms. Miller, age 41, joined the Company in 1982 as its Controller. She was promoted to Vice President and Chief Financial Officer in May of 1986 and became corporate secretary in November 1986. Before joining the Company she was with Ernst & Young, LLP.

                             ELECTION OF DIRECTORS
                                  PROPOSAL 1:

    Six directors will be elected at the Annual Meeting to serve until the 1998 Annual Meeting or until their successors shall have been chosen and qualified. All of the nominees are directors of the Company and were elected by the shareholders at the 1996 Annual Meeting. All of the nominees named below have indicated their willingness to serve. However, in the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors, unless the Board reduces the number of directors to be elected at the meeting. The board of directors recommends that you vote FOR the election of each of the nominees named below. The names of the nominees for directors of the Company are listed in the following table.

                                                                          AMOUNT AND NATURE
                                                                            OF BENEFICIAL      PERCENT OF
NAME, POSITION(3)(4)                            AGE      DIRECTOR SINCE    OWNERSHIP(1)(2)        CLASS
------------------------------------------      ---      ---------------  ------------------  -------------
Jack W. Brown, ...........................          57           1980            522,436              14%
  Chairman of the Board, President

Richard A. Braun, ........................          56           1988             38,375               1%
  Director

Ray R. Coulter, ..........................          64           1979             36,909               1%
  Director

Richard W. Dutrisac, .....................          58           1987             27,125               1%
  Director

James B. Glavin, .........................          62           1988             29,625               1%
  Director

John S. Hagestad, ........................          50           1979            154,648               4%
  Director

------------------------

(1) Reflects amounts of the Company's Common Stock held as of September 30, 1997. Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes shares subject to outstanding stock options exercisable within 60 days of the record date as follows: Mr. Brown, 346,550, Mr. Braun, 27,125, Mr. Coulter, 27,125, Mr. Dutrisac, 27,125, Mr. Glavin, 27,125, Mr. Hagestad, 27,125 and all officers and directors as a group, 624,675, including the foregoing.

(3) There are no family relationships among the officers and directors of the Company.

(4) The mailing address for each director is 2681 Kelvin Ave., Irvine, Ca 92614.

    NOMINEE'S BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS

    Mr. Brown joined the company in 1980 as the Vice President of Marketing. Shortly thereafter in 1980 Mr. Brown was elected President and Chairman of the Board of Directors. Prior thereto Mr. Brown was director of Market and Product development for Bentley Laboratories, Inc., a manufacturer of disposable Cardiovascular devices. Mr. Brown also serves on the board of ICU Medical, a medical device manufacturer.

    Mr. Braun was formerly the President of CardioVascular Concepts, a distributor of Medical Products in the South Western United States. He is presently employed in a consulting capacity as Vice President, Corporate Affairs for CardioVascular Concepts. Mr. Braun is also pursuing private business interests.

    Mr. Coulter is a co-founder and the Chief Financial Officer of Wintec Ltd., a company engaged in the alternate energy business and has held that position since 1985.

    Mr. Dutrisac has been the President and Chief Executive Officer of PFE, Inc., a biological export company based in Newport Beach, California since 1979. Mr. Dutrisac has been involved in the medical industry for 37 years.

    Mr. Glavin is Chairman of the Board of Directors of The Immune Response Corporation, a bio-pharmaceutical firm. From April 1987 to September 1994, Mr. Glavin was President and Chief Executive Officer of the Immune Response Corporation. Mr. Glavin serves on the boards of directors of The Immune Response Corporation, Inhale Therapeutic Systems (a medical device company), and the Meridian Mutual Fund, Inc. (a mutual fund).

    Mr. Hagestad is a Managing Director of Sares/Regis Group, a firm specializing in real estate acquisition, development and management, located in Irvine, California. He has been associated with Sares/Regis Group for more than 20 years.

    DIRECTORS' FEES

    Director's who are not officers of the Company each receive a fee of $8,000 per fiscal year and an additional fee of $500 for attendance at each Board of Directors' and committee meeting. Officers of the Company do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings.

    FORMULA GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS

    If the shareholders approve the adoption of the Company's 1997 stock inventive plan, (the "1997 Plan"), the Board of Directors intends to continue the Company's policy of, a Non-qualified option under the 1997 Plan on the last day of each fiscal year of the Company, to each person who is, as of the last day of the fiscal year in question, a director of the Company, but is not then an employee of the Company or any subsidiary of the Company. The number of shares of Common Stock subject to each such option shall be equal to a minimum of 5,000 shares plus the product of the gain, if applicable, in market value multiplied by one thousand shares, the sum of which is not to exceed an aggregate of fifteen thousand shares. The gain in market value is calculated by subtracting the closing price of the Company's Common Stock on the last day of the prior fiscal year from the closing price of the Company's Common Stock on the last day of the current fiscal year. The exercise price of the shares subject to each stock option granted shall be 100% of the fair market value of such shares on the date of the grant of the option.

    BOARD OF DIRECTORS' AFFILIATIONS

    No affiliations exist between the Company and the non-employee nominees to the Board of Directors.

    MANAGEMENT INDEBTEDNESS

    During the fiscal year ended June 30, 1991 the Company loaned $100,000 for the exercise of Gish Biomedical, Inc. common stock options to Mr. Jack W. Brown, President and Chairman of the Board. During the year ended June 30, 1997, Mr. Brown repaid $15,000 and the balance of the note was renewed. The note is secured by Company stock, bears interest at 5.5% per annum and is due within one year.

    During the fiscal year ended June 30, 1995, the Company loaned $40,000 to Ms. Jeanne M. Miller, Vice President and Secretary. During the year ended June 30, 1996 Ms. Miller repaid $7,324 and the note was renewed. The note is secured and bears interest at 5.5% per annum and is due within one year.

    COMMITTEES OF THE BOARD OF DIRECTORS

    Pursuant to the Company's by-laws, the Board of Directors has appointed two standing committees from among its members. These committees are the Audit and Compensation Committees. The Board of Directors does not have a standing nominating committee.

    The function of the Audit Committee is to review and report to the Board on the financial statements of the Company prepared by management and to review and report to the Board the results of audit examinations by the Company's independent public accountants. The members of the Audit Committee are Ray R. Coulter, James B. Glavin and John S. Hagestad.

    The Compensation Committee reviews and recommends compensation of Company officers to the Board and administers the Company's 1981 and 1987 Stock Option Plans. The Committee is authorized to grant employee stock options to non-officer employees of up to 3,750 shares. The members of the Compensation Committee are Richard W. Dutrisac, James B. Glavin and John S. Hagestad.

    MEETING ATTENDANCE

    There were 5 meetings of the Board of Directors during the fiscal year ended June 30, 1997, one meeting of the Audit Committee and one meeting of the Compensation Committee. All directors attended more than 75% of the meetings of the Board and of the committees of which they are members.

                             EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for the Company's Executive Officers (the "Named Executives") as well as the total compensation paid to each individual for the Company's two previous fiscal years:

                         SUMMARY OF COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                   ANNUAL COMPENSATION             COMPENSATION
                                                          --------------------------------------   ------------
                                                                                    OTHER ANNUAL      STOCK        ALL OTHER
                                                                                    COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR  SALARY($)   BONUS($)(2)      ($)(1)        (SHARES)         (3)
--------------------------------------------------  ----  ---------   -----------   ------------   ------------   ------------
Jack W. Brown.....................................  1997    160,000     26,240         5,281          --               250
  President and Chief                               1996    160,000     33,749         5,692          --               250
  Executive Officer of the                          1995    160,000     59,610         5,370          60,000            --
  Company

Jeanne M. Miller..................................  1997    120,000     21,960         4,414          --               250
  Vice President and Chief                          1996    120,000     24,728         4,777          --               250
  Financial Officer of the                          1995    120,000     44,851         5,101          20,000            --
  Company

------------------------

(1) Other Annual Compensation consists of the personal use portion of company-provided automobiles and premiums paid on executive disability policies.

(2) Bonuses paid to the Named Executives are pursuant to annual incentive compensation programs established each year for selected employees of the Company, including the Company's executive officers. Under this program, performance goals, relating to such matters as sales growth, gross profit margin and net income as a percentage of sales and individual efforts are established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Company and the individual achieved or exceeded the performance goals.

(3) All Other Compensation consists of the Company's matching contributions to the Gish Salary Savings Plan under Section 401K of $250 in fiscal 1997 and 1996.

    OPTION GRANTS

    AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1997 by the Named Executives and the value of unexercised in-the-money options held by the Named Executives as of June 30, 1997.

                                                                                                    VALUE OF UNEXERCISED
                                                                                                  IN-THE-MONEY OPTIONS AT
                                                            NUMBER OF UNEXERCISED OPTIONS AT           JUNE 30, 1997
                                    SHARES                           JUNE 30, 1997                       ($)(1)(2)
                                  ACQUIRED ON     VALUE     --------------------------------  --------------------------------
NAME                               EXERCISE    REALIZED($)  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  -------------------  -----------  -------------------
Jack W. Brown...................      28,450    $  67,216      346,550                0        $ 129,606                0

Jeanne M. Miller................      16,250    $  41,458      142,500                0        $  44,650                0

------------------------

(1) The average of the high and low prices of the Company's common stock on June 30, 1997 on the NASDAQ National Market System was $4.91. The dollar amounts shown reflect the value of options accumulated over a ten-year period from 1988-1997.

(2) Values are calculated by subtracting the exercise price from the fair market value of the stock as of June 30, 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for establishing and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors. In fiscal year 1997 the members of the Committee were John S. Hagestad, Richard
W. Dutrisac, and James B. Glavin, who are non-employee directors of the Company.

    REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The following report is submitted by the Compensation Committee members with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers who consist of Jack Brown (the Company's Chief Executive Officer) and Jeanne Miller (the Company's Vice President and Chief Financial Officer) (the "Officers") for fiscal year 1997.

    COMPENSATION POLICIES AND OBJECTIVES

    In establishing, and also evaluating the effectiveness of, compensation programs for Executive Officers, the Compensation Committee is guided by three basic principles:

    - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

    - Executive compensation in excess of base salaries should be tied to the Company's performance, measured in terms of sales growth, gross profit and profitability, as well as attainment of individual objectives.

    - The financial interests of the Company's executives should be aligned with the financial interests of the shareholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's Common Stock.

    SALARIES AND EMPLOYEE BENEFIT PROGRAMS

    In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries, health care and other employee benefit programs, to its executives and other employees which are comparable to those offered by competing businesses.

    In establishing salaries for the Executive Officers, the Compensation Committee reviews (i) the historical performance of the Executive Officers; and
(ii) available information regarding prevailing salaries and compensation programs offered by competing businesses. Another factor which is considered in establishing salaries of the Executive Officers is the cost of living in Southern California where the Company is headquartered, as such cost is generally higher than in other parts of the country.

    Salary increases in future years are expected to be limited for the most part to cost-of-living increases. Merit increases in salaries for management employees have been substantially eliminated in favor of incentive compensation programs, described below, that are tied to the Company's performance.

    However, in order to retain qualified management personnel, the Company has followed the practice of seeking to promote executives from within the Company whenever that is practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest appropriate increases are made in conjunction with such promotions.

    PERFORMANCE-BASED COMPENSATION

    The Compensation Committee believes that annual compensation in excess of base salaries should be made dependent on both the Company's performance and the individual executive's performance. Accordingly, at the beginning of each fiscal year, the Compensation Committee establishes an incentive compensation program for executive officers and other key management personnel under which the Executive Officers and other key management personnel may earn bonuses, in amounts ranging from 15% to 40% of their annual salaries, provided the individuals meet their individual performance goals and the Company achieves or exceeds the corporate performance goals for the year.

    The Company performance goals are established on the basis of the annual operating plan developed by management and approved by the Board of Directors. The measurements used to determine Company performance are sales growth, gross profit as a percentage of sales and income before taxes as a percentage of sales. The annual operating plan, which is designed to maximize profitability, within the constraints of economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; and (iv) competitive conditions faced by the Company. By taking all of these factors into account, including market conditions, the corporate performance goals in the annual operating plan are fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

    Bonuses under the incentive plan are awarded not only on the basis of the Company's performance, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the Company's products. The maximum bonus that may be awarded for individual achievement of specific objectives is half of the total available under the program.

    As a result of this performance-based bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, increases in those years in which the Company meets its performance goals. On the other hand, in years in which the Company does not meet its goals, bonuses, and therefore also total executive compensation, tend to be lower.

    STOCK OPTIONS AND EQUITY-BASED PROGRAMS

    In order to align the financial interests of senior executives and other key employees with those of the shareholders, the Company grants stock options to its senior executives and other key employees on a periodic basis. Stock option grants, in particular, reward senior executives and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefit all shareholders. Moreover, the Compensation Committee generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a two to four-year period. The Compensation Committee believes that this feature of the option grants not only provides an incentive for senior executives to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options.

    FISCAL YEAR 1997 COMPENSATION

    In fiscal 1997, none of the Company's performance goals were met under the incentive plan. Therefore, Mr. Brown received nothing out of a maximum of $32,000 under the plan and Ms. Miller received nothing out of a maximum of $24,000 under the plan for the achievement of these goals.

    With respect to meeting the individual performance criteria it was determined that Mr. Brown met 82% of his individual goals and therefore earned $26,240 out of a maximum of $32,000 and Ms. Miller met 92% of her individual goals and therefore earned $21,960 out of a maximum of $24,000. Evaluations of the Company's performance and individual performance are determined with respect to each quarter and overall fiscal year performance.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT, AND THE PERFORMANCE GRAPH ON PAGE 9, SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Richard W. Dutrisac, member                          James B. Glavin, member
John S. Hagestad, member

                            STOCK PERFORMANCE GRAPH

    The following graph sets forth the cumulative shareholder return (assuming dividend reinvestment) to the Company's shareholders during the five year period ended June 30, 1997 as well as an overall stock market index (Media General Index) and the Company's peer group index (Media General Index of Medical Instruments and Supplies):

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             GISH BIOMEDICAL INC.        MG GROUP INDEX        MEDIA GENERAL INDEX
1992                         $100.00               $100.00                     $100.00
1993                           54.76                 90.43                      114.88
1994                           47.62                 85.77                      120.05
1995                           67.86                122.20                      142.88
1996                           54.76                161.68                      178.63
1997                           47.62                178.89                      229.55

    The stock performance graph assumes $100 was invested on July 1, 1992. Assumes dividend reinvested during fiscal year ending June 30, 1997.

    PROFIT SHARING PLAN

    The Company has a Salary Reduction Profit Sharing Plan, established under
Section 401(k) of the Internal Revenue Code, in which all employees are eligible to participate (the "Profit Sharing Plan"). Under the provisions of the Profit Sharing Plan employees may cause up to 15% of their salary to be contributed to the Profit Sharing Plan. Contributions by employees are held in a trust established under the Profit Sharing Plan and invested as directed by each participant. A participant's contributions and the earnings thereon are payable to the participant or his or her survivors upon death, disability or retirement in a lump sum or installments over not more than 15 years as directed by the participant. The Company matches up to $250 of annual contributions by each employee. For the plan year ended December 31, 1996, the Company made contributions to the Profit Sharing Plan totaling $49,360 and paid administrative costs of $48,781. Non-employee directors are not eligible to participate in the Profit Sharing Plan.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended June 30, 1997, were satisfied.

        APPROVAL OF THE GISH BIOMEDICAL, INC.--1997 STOCK INCENTIVE PLAN

    The Board of Directors of the Company has adopted, subject to shareholder approval, the Gish Biomedical, Inc. 1997 Stock Incentive Plan (the "1997 Plan"). The Board of Directors believes that the 1997 Plan will enhance the Company's ability to attract, motivate and retain the services of qualified employees, officers and directors (including non-employee officers and directors), consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the adoption of the 1997 Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a shareholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

DESCRIPTION OF THE 1997 PLAN

    The following description of the principal features of the 1997 Plan is qualified in its entirety by reference to the text of the 1997 Plan, which is attached hereto as Exhibit A.

    The 1997 Plan authorizes up to 500,000 shares of Common Stock for issuance under the terms of the 1997 Plan, subject to adjustment in the number and kind of shares subject to the 1997 Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 1997 Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). Incentive stock options, non-qualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Non-qualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers. As of September 30, 1997, approximately 100 persons were eligible to participate in the 1997 Plan.

    The Board of Directors, or a committee consisting of two or more members of the Board of Directors, will administer the 1997 Plan (the "Administrator"). The Administrator will have the full power and authority to interpret the 1997 Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1997 Plan, and adopt, amend and rescind rules relating to the 1997 Plan. The term of options may not exceed 5 years from the date of grant. The option exercise price for each share granted pursuant to a non-qualified stock option may not be less than 85% of the fair market value of a share of Common Stock at the time such option is granted. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Administrator. The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the 1997 Plan is 100,000. The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1997 Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

    The option price of an incentive stock option or non-qualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the 1997 Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

    Neither options nor Purchase Rights granted under the 1997 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these shares may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

    The Board of Directors may alter, amend, suspend or terminate the 1997 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 1997 Plan will terminate on November 30, 2007.

    It is not possible to determine who may be selected to receive options or Purchase Rights, nor is it possible to determine the number of options or Purchase Rights that may be granted to any individual under the 1997 Plan. Such selections and determinations shall be made by the Administrator of the 1997 Plan. However, the following table contains information concerning certain stock options granted under the Company's Officers, Directors and Key Employees Incentive Plan (the "1981 Plan") and the Company's Incentive Stock Option, Non-qualified Stock Option and Restricted Stock Purchase Plan (the "1987 Plan") during the fiscal year ended June 30, 1997:

                                                                  WEIGHTED AVERAGE
                                                                   EXERCISE PRICE     NUMBER OF
NAME AND POSITION                                                     ($/SHARE)        SHARES
----------------------------------------------------------------  -----------------  -----------
Jack W. Brown, President and C.E.O..............................            N/A          --
Jeanne M. Miller, Vice President, C.F.O., Secretary.............            N/A          --
All Current Executive Officers as a Group, 2 persons............            N/A          --
Non-Executive Director Group, 5 persons.........................      $    5.00          25,000
Non-Executive Officer Employee Group 17 persons.................      $    6.00           9,000

    As of September 30, 1997, the market value of the Company's Common Stock as reported by the Nasdaq Stock Market was $5.00 per share.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

    INCENTIVE STOCK OPTIONS. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain realized by an optionee upon the sale of stock issued upon exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the stock within two years after the date of grant of the option or within one year after the date of exercise. In such event the difference between the option exercise price and the and fair market value of the shares on the date of the optionee's exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

    NON-QUALIFIED STOCK OPTIONS. The recipient of a non-qualified stock option will not realize taxable income upon the grant of the option, nor will the Company will be entitled to take any deduction. Upon the exercise of a non-qualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of non-qualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option.

    PURCHASE RIGHTS. The receipt of restricted stock pursuant to a Purchase Right will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a
Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of such shares on the date of purchase. If no
Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient's ownership rights vest (i.e., when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase date shall be deferred to six months from the date of purchase.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  PROPOSAL 3:

    Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young, LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Ernst & Young, LLP has served as the Company's auditors since 1979 and has issued its report on the Company's financial statements for the last fourteen years.

    Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    The Audit Committee and the Board of Directors recommend the shareholders vote FOR such ratification.

                                 OTHER MATTERS
                                  PROPOSAL 4:

    As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

    A copy of the Company's Annual Report to Shareholders, including Financial Statements for the three fiscal years ending June 30, 1997, 1996 and 1995, together with the report of Ernst & Young, LLP therein, has been mailed to each shareholder together with this Proxy Statement.

                                          By Order of the Board of Directors

                                          Jeanne M. Miller
                                          SECRETARY AND VICE PRESIDENT

Dated October 10, 1997

                                                                       EXHIBIT A

                             GISH BIOMEDICAL, INC.
                           1997 STOCK INCENTIVE PLAN

    This 1997 STOCK INCENTIVE PLAN (the "Plan") is hereby established by Gish Biomedical, Inc. (the "Company"), and adopted by its Board of Directors as of the __ day of _________, 1997 (the "Effective Date").

                                   ARTICLE 1.
                              PURPOSES OF THE PLAN

    1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.
                                  DEFINITIONS

    For purposes of this Plan, the following terms shall have the meanings indicated:

    2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

    2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

    2.3  BOARD.  "Board" means the Board of Directors of the Company.

    2.4 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

    2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    2.6 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

    2.7 COMMON STOCK. "Common Stock" means the Common Stock, no par value, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

    2.8 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

    2.9 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

    2.10 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

    2.11 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

        (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

        (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

        (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

    2.12 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

    2.13 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

    2.14 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

    2.15 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

    2.16 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

    2.17 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

    2.18 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

    2.19 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

    2.20  OPTIONEE.  "Optionee" means a Participant who holds an Option.

    2.21 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

    2.22 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

    2.23 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

    2.24 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

    2.25 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

    2.26 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

    2.27 10% SHAREHOLDER. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.
                                  ELIGIBILITY

    3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

    3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

    3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds [100,000] shares.

                                   ARTICLE 4.
                                  PLAN SHARES

    4.1 SHARES SUBJECT TO THE PLAN. A total of [500,000] shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified

Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

    4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.
                                    OPTIONS

    5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

    5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

    5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

    5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

    5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

    5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

    5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner which an "incentive stock option" is permitted to be assigned or transferred under the Code.

    5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6.
                               RIGHTS TO PURCHASE

    6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

    6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

    6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check;
(c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

    6.4  RIGHTS AS A SHAREHOLDER.  Upon complying with the provisions of Section
6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

    6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

    6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

    6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

    6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.
                           ADMINISTRATION OF THE PLAN

    7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

    7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

    7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.
                               CHANGE IN CONTROL

[NOTE--THERE ARE ISSUES REGARDING POOLING SHOULD ANY OPTION BE ACCELERATED UPON A CHANGE IN CONTROL--THIS SECTION MAY NEED TO BE MODIFIED]

    8.1 CHANGE IN CONTROL. In order to preserve a Participant's rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9.
                     AMENDMENT AND TERMINATION OF THE PLAN

    9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The

Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

    9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                  ARTICLE 10.
                                TAX WITHHOLDING

    10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                  ARTICLE 11.
                                 MISCELLANEOUS

    11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

    11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

    11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                           GISH BIOMEDICAL, INC

                   PROXY SOLICITED BY BOARD OF DIRECTORS

Jack W. Brown and Jeanne M. Miller, and each of them, with full power of substitution, are hereby appointed proxies to vote all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Gish Biomedical, Inc. (the "Company") to be held on November 25, 1997 at the Company's offices at 2681 Kelvin Ave., Irvine, California, at 2:00 p.m., Pacific Time, or any adjournment thereof, as follows:





                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                                FOLD AND DETACH HERE

Please mark your votes as indicated in this example /X/

Proposal 1 - Election of Directors

Jack W. Brown, Richard A. Braun,
Ray R. Coulter, Richard W. Dutrisac,
James B. Glavin and John S. Hagestad


              FOR                                   WITHHOLD
      all nominees listed                          AUTHORITY
   below (except as indicated                    to vote for all
     to the contrary below)                  nominees listed below
            / /                                       / /

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2.  Approval of the Gish Biomedical, Inc. 1997 Stock Incentive Plan.

               FOR / /        AGAINST / /        ABSTAIN / /

3. To ratify appointment of Ernst & Young, LLP as auditors for the fiscal year ending June 30, 1997.

                  / /                / /               / /

4. In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.


  THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS AND FOR PROPOSALS 2 AND 3.

        PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.

Signature(s)                                                   Date     , 1997
             ------------------------------------------------      -----

NOTE: Please sign exactly as your name appears hereon. (When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

--------------------------------------------------------------------------------

                                     FOLD AND DETACH HERE